Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB of Rub A Dub Soap, Inc. for the quarter ended August 31, 2005, I, Lisa R. Powell, hereby certify in my capacity as an officer of Rub A Dub Soap, Inc. that to my knowledge:

     1. The Quarterly Report on Form 10-QSB of Rub A Dub Soap, Inc. for the quarter ended August 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Quarterly Report on Form 10-QSB of Rub A Dub Soap, Inc. for the quarter ended August 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Rub A Dub Soap, Inc.

Date:  October 17, 2005                                          /s/ Lisa R. Powell
                                                                               Lisa R. Powell,  President, Secretary,
                                                                               Treasurer and Director (Principal
                                                                               Executive, Financial and Accounting Officer)